SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report: December 14, 2000
(Date of earliest event reported)

Shoreline Financial Corporation
(Exact Name of Registrant as
Specified in its Charter)

Michigan (State or Other Jurisdiction of Incorporation)	0-12216 (Commission File Number)	38-2758932 (IRS Employer Identification No.)

823 Riverview Drive Benton Harbor, Michigan (Address of Principal Executive Offices)		49022 (Zip Code)

Registrant's telephone number, including area code: (616) 927-2251

Item 9.         Regulation FD Disclosure

                    Shoreline Financial Corporation will hold a special meeting of shareholders on Wednesday, December 20, 2000, at 11:00 a.m., Eastern Standard Time. The purpose of the special meeting is for shareholders to consider and vote upon a proposal to approve the merger agreement under which Shoreline would be merged with and into Chemical Financial Corporation.

                    Shoreline is making this meeting accessible to the public by telephone on a listen-only basis. Anyone interested in the meeting may access the meeting on a live basis by dialing 888-515-2235. No access code is required to access the meeting on a live basis.

Forward-Looking Statements

Shoreline's discussion during this special meeting may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, expressions such as "anticipates," "believes," "expects," "intends," "plans," "is likely," "will," "projects," "estimates," "should," "forecasts," "predicts," "judgment," "opinion" and "view." These statements are necessarily statements of belief as to the expected outcomes of future events. Actual results could materially differ from those expressed or implied by forward-looking statements. Internal and external factors that might cause such a difference include, but are not limited to, the possibility that anticipated cost savings and revenue enhancements from the merger or other actions may not be fully realized within the expected time frame and that future circumstances could cause business decisions or accounting treatment to be decided differently than now intended. Shoreline undertakes no obligation to release revisions to these forward-looking statements or reflect events or conditions after the date of the discussion at the special meeting.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:	December 14, 2000	SHORELINE FINANCIAL CORPORATION (Registrant)

		By:	/s/Wayne R. Koebel
Its Executive Vice President and Chief Financial Officer